UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 9, 2015

AMERICA GREENER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53757	20-8195637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 South Mulberry Street, Suite 113, Mesa, AZ	85202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (480) 664-3650

none
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2015 the Board of Directors of America Greener Technologies, Inc. appointed Mr. John D. Hofmeister to the Board to fill a newly created vacancy.  Biographical information for Mr. Hofmeister is set forth below.

John Hofmeister.  Mr. Hofmeister, 67, has served as Chief Executive Officer of Citizens for Affordable Energy since founding the not-for-profit in July 2008.  Citizens for Affordable Energy is a non-partisan national membership association created to promote energy policy advocacy, public education and outreach for the purpose of promoting a sustainable national energy security strategy and associated policies for the U.S.  Since 2008 Mr. Hofmeister has also served as Managing Partner of JKH Group LLC, a private consulting and advisory services company focused on the topics of energy and environmental policy as well as executive leadership.  From September 1997 until his retirement in May 2008, he was employed by Royal Dutch/Shell Group of Companies, serving as Group Human Resources Director from September 1997 until February 2005 and President, Shell Oil Company and U.S. Country Chair from March 2005 until May 2008.  Previously Mr. Hofmeister was employed by AlliedSignal Inc. (now Honeywell International), serving as Vice President – International Human Relations/Business Development (from July 1995 until September 1997) and Vice President – Aerospace Human Relations (February 1992 until June 1995).  Mr. Hofmeister has served as a member of the Advisory Board of Liberty Power since March 2009 and was a Senior Advisor of NewEarth Technologies from March 2009 until March 2010.  He also serves on the board of a number of companies and organizations, including Applus+ (July 2013 to present), Hunting plc (LSE:HTG.L) (August 2009 to present), Lufkin Industries, Inc. (Nasdaq: LUFK) (January 2010 to June 2013), CAMAC Energy, Inc. (NYSE MKT: CAMC) (April 2010 to present), Sodexo North America Business Advisory Board (March 2009 to March 2013), Hydrogen and Fuel Cell Technical Advisory Committee of the U.S. Department of Energy (since October 2006, and serving as Chairman since July 2012), Greater Houston Partnership (March 2005 to present), National Urban League Board of Trustees (since November 2005, and serving as Chairman from May 2007 to November 2014), Energy Advisory Board, University of Houston (September 2008 to present), National Association of Manufacturers (October 2009 to October 2012), Director of the Foreign Policy Association (June 2005 to present), Gas Technology Institute (November 2008 to present), and Strategic Partnerships, LLC (September 2008 to present). Mr. Hofmeister received a both a B.A. and an M.A. in Political Science from Kansas State University, and a Doctor of Letters from both the University of Houston and Kansas State University.

As compensation for joining our Board, we granted Mr. Hofmeister a five year option to purchase 300,000 shares of our common stock with an exercise price of $0.70 per share under the terms of our 2014 Equity Compensation Plan.

Item 7.01    Regulation FD Disclosure.

On March 10, 2015, America Greener Technologies, Inc. issued a press release announcing the appointment of John Hofmeister to our Board of Directors.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information appearing in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of America Greener Technologies, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press release dated March 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA GREENER TECHNOLOGIES, INC.

Date: March 10, 2015	By:	/s/ Carrie Borgen
Carrie Borgen, Chief Financial Officer